Exhibit 5.2

October 14, 2020 Azure Power Global Limited 3rd Floor, Asset 301-304, Worldmark 3, Aerocity, New Delhi 110037, India	Norton Rose Fulbright US LLP 2200 Ross Avenue, Suite 3600 Dallas, Texas 75201-2784 United States Tel +1 214 855 8000 Fax +1 214 855 8200 nortonrosefulbright.com

Re:	Registration and Issuance of Securities of Azure Power Global Limited.

Ladies and Gentlemen:

We have acted as U.S. counsel to Azure Power Global Limited, a public company limited by shares incorporated under the laws of Mauritius (the “Company”), with respect to certain legal matters in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of (1) an indeterminate amount of: (a) equity shares, par value $0.000625 per share, of the Company (the “Equity Shares”); (b) debt securities of the Company (the “Debt Securities”); (c) warrants to purchase equity shares, preferred stock or debt securities, which may be convertible into or exchangeable for equity shares and/or debt securities (the “Warrants”) (collectively with the Equity Shares and Debt Securities, the “Primary Offering Securities”), having an aggregate initial offering price not to exceed $250,000,000, and each on terms to be determined at the time of its offering; and (2) up to an aggregate of 22,469,624 Equity Shares by the Selling Shareholders (as defined in the Registration Statement) of the Company (the “Secondary Offering Securities”).

In this letter, we refer to the Primary Offering Securities and Secondary Offering Securities collectively as the “Securities.”

We also have participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement on Form F-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) to which this letter is an exhibit. The Securities will be offered in amounts, at prices, and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the Prospectus (each, a “Prospectus Supplement”). Capitalized terms not otherwise defined in this letter shall have the meanings ascribed to them in the Prospectus.

In rendering the opinions set forth below, we have examined and relied upon: (i) the Registration Statement, including the Prospectus; (ii) the Constitution of the Company (the “Constitution”); (iii) resolutions of the Board of Directors of the Company (the “Board”) relating to the Registration Statement; and (iv) such certificates, statutes, and other instruments and documents as we considered appropriate for purposes of the opinions expressed in this letter. In addition, we reviewed such questions of law as we considered appropriate to enable us to render the opinions expressed in this letter. As to matters of fact relevant to the opinions expressed below and as to factual matters arising in connection with our review of corporate documents, records, and other documents and writings, we have made no independent investigation of such facts and we have relied in certain cases upon certificates and other communications of officers and employees of the Company without further investigation as to the facts set forth in such certificates and communications.

In connection with rendering the opinions expressed in this letter, we have assumed that:

(i)    all information contained in all documents reviewed by us is true and correct;

(ii)    all signatures on all documents examined by us are genuine and each individual who signed any of those documents had legal capacity and authority to do so;

(iii)    all documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the authentic originals of those documents and all documents examined by us are duly authorized, executed, and delivered by the parties thereto (other than the Company);

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(iv)    the Constitution will not have been amended in any manner that would affect any legal conclusion set forth in this letter;

(v)    the consideration paid for any Securities will comply with the Mauritius Companies Act, and any successor statute(s);

(vi)    the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;

(vii)    a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(viii)    all Securities will be offered and sold in compliance with any applicable securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement;

(ix)    with respect to Securities to be offered through an agent, underwriter, or dealer, or to or through a market maker, the form, terms, and conditions of a definitive purchase, placement, agency, underwriting, or similar agreement with respect to any Securities or, with respect to Securities to be sold by the Company directly to investors in privately negotiated transactions, the form, terms, and conditions of such agreement with respect to such Securities, will have been duly authorized and validly executed and delivered by the parties thereto (other than the Company);

(x)    in the case of Equity Shares, the Board will have taken all necessary corporate action to approve the issuance of the Equity Shares and all the preemptive rights of the holders of Equity Shares have been properly waived or addressed;

(xi)    in the case of Warrants: (A) the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Warrants and the issuance of the underlying Securities to be issued pursuant thereto and to approve the warrant agreement relating thereto; (B) all the preemptive rights of the holders of Equity Shares have been properly waived or addressed; (C) the warrant agreement will have been duly executed and delivered by the warrant agent thereunder appointed by the Company; (C) each person signing such warrant agreement will have the legal capacity and authority to do so; (D) neither such Warrants nor such warrant agreement will include any provision that is unenforceable, that violates any applicable law, or results in a default under or breach of any agreement or instrument binding upon the Company; (E) the terms of such Warrants and such warrant agreement and the issuance and sale of the Warrants will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; and (F) such Warrants or certificates representing such Warrants will have been duly executed, countersigned, registered, and delivered by the parties thereto (other than the Company) in accordance with the provisions of such warrant agreement;

(xii)    in the case of Debt Securities of any series, (A) the applicable indenture relating to Debt Securities (the “Debt Securities Indenture”) and any supplemental indenture thereto will be duly authorized, executed and delivered by the parties thereto (other than the Company); (B) each person signing the Debt Securities Indenture and any supplemental indenture thereto will have the legal capacity and authority to do so; (C) the Debt Securities Indenture, and, if applicable, any supplemental indenture relating to the Debt Securities, will have been duly qualified under the Trust Indenture Act of 1939, as amended; (D) the Board will have taken all necessary corporate action to approve the issuance of Debt Securities of such series and to establish the terms of such series of Debt Securities, and will have caused, in conformity with the Debt Securities Indenture, a supplemental indenture or officers’ certificate attaching the resolutions of the Board setting forth the terms of such series of Debt Securities to be duly authorized, executed and delivered by the parties thereto; (E) the Debt Securities will have been validly executed, delivered and authenticated by the trustee; and (F) none of the Debt Securities Indenture, any supplemental indenture relating to the Debt Securities or any other instrument representing or setting forth the terms of such series of Debt Securities will include any provision that is unenforceable, the terms of such series of Debt Securities and of their issuance and sale will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company;

(xiii)    certificates representing Equity Shares will have been duly executed, countersigned, registered, and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, by the parties thereto (other than the Company) in each case in accordance with the provisions of the Company’s certificate of incorporation (the “Certificate of Incorporation”) and Constitution;

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(xiv)    there will be sufficient number of Equity Shares authorized under the Certificate of Incorporation and not otherwise issued or reserved for issuance;

(xv)    the purchase price for Equity Shares payable to the Company or, if such shares are issuable on the conversion, exchange, redemption, or exercise of another Security, the consideration payable to the Company for such conversion, exchange, redemption, or exercise, will not be less than the par value of such shares;

(xii)    any Debt Securities denominated in a currency other than the U.S. dollar will comply in all respects with the applicable law of the country in whose currency such Debt Securities are denominated in respect of the use of or payment in such currency;

(xiii)    with respect to any Debt Security that includes any alternative or additional terms that are not specified in the forms thereof examined by us, such inclusion would not cause such Debt Security not to be valid, binding or enforceable;

(xiv)    that each series of Debt Securities will be issued with an original aggregate principal amount (or in the case of Debt Securities issued at original issue discount, an aggregate issue price) of US$2,500,000 or more; and

(xv)    any Securities issuable upon conversion, exchange, or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

1.    With respect to the Equity Shares, when: (a) the Company has taken all necessary action to approve the issuance of the Equity Shares, the terms of the offering, and related matters; and (b) the Equity Shares have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting, or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, then the Equity Shares will be validly issued, fully paid, and nonassessable.

2.    With respect to the Debt Securities, when (a) the applicable indenture and supplemental indenture, if any, relating either to senior Debt Securities or subordinated Debt Securities has been duly qualified under the Trust Indenture Act of 1939, as amended; (b) the Company has taken all necessary action to approve the issuance and terms of the Debt Securities; (c) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable indenture and supplemental indenture, if any, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; and (d) the Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable indenture and supplemental indenture, if any, and issued and sold as contemplated in the Registration Statement and upon payment of the consideration as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, then the Debt Securities will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.    With respect to the Warrants, when: (a) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof, and related matters; (b) a warrant agreement and any other agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company; and (c) the Warrants or certificates representing the Warrants have been duly executed and delivered in accordance with the applicable warrant agreement, any other agreements relating to the Warrants, and the applicable definitive purchase, underwriting, or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, then the Warrants will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.    The Secondary Offering Securities have been validly issued and duly authorized for issuance, are fully paid and nonassessable.

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Our opinions in paragraphs 1, 2, 3 and 4 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity or public policy (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief, or any other equitable remedy, and (b) concepts of materiality, reasonableness, good faith, and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability. The opinions expressed above are also subject to possible judicial action giving effect to governmental actions or foreign laws relating to or affecting creditors’ rights.

We express no opinions concerning: (a) any provision that relates to severability or separability or purports to require that all amendments, supplements, or waivers be in writing; or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinions are limited to the laws of the State of New York and applicable federal securities laws of the United States of America, and we are expressing no opinion as to the applicability or effect of the laws of any other jurisdiction, domestic or foreign. We note that by statute New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding Federal statute and no controlling Federal court decision on this issue. Accordingly, we express no opinion as to whether a Federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order conversion of the judgment into U.S. dollars. We express no opinion as to the enforceability of Section 10.16 of the Indenture relating to currency indemnity.

We express no opinion as to any matter other than as set forth in this letter, and no other opinion may be inferred or implied. Our opinion is given as of the date of this letter, and we undertake no, and disclaim any, obligation to advise you of any change in any matter set forth in this letter.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as Exhibit 5.2 to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Respectfully submitted,

/s/ Norton Rose Fulbright US LLP

NORTON ROSE FULBRIGHT US LLP